UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Evolution Metals & Technologies Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-1006702
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

516 S Dixie Hwy, Unit 209

West Palm Beach, Florida 33401

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.0001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-283119

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.0001 per share, to be registered hereunder is contained in the section entitled “Description of New EM Securities – New EM Common Stock” in the prospectus included in the Registration Statement on Form S-4 (File No. 333-283119) of Welsbach Technology Metals Acquisition Corp., now known as Evolution Metals & Technologies Corp. (the “Registrant”), initially filed with the Securities and Exchange Commission on November 12, 2024, as amended from time to time (the “Registration Statement”). This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein. Copies of such description will be filed with The Nasdaq Stock Market LLC.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 5, 2026	Evolution Metals & Technologies Corp.

	By:	/s/ Christopher Clower
	Name:	Christopher Clower
	Title:	Chief Financial Officer and Chief Operating Officer

Signature to Form 8-A

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